Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

United PanAm Financial Corp.:

We consent to the incorporation by reference and inclusion in the Registration Statements on Form S-8 (SEC File Nos. 333-129613, 333-101151 and 333-67049) and on Form S-3 (SEC File Nos. 333-130195 and 333-128188) of United PanAm Financial Corp. of our reports dated March 7, 2006, relating to the consolidated statements of financial condition of United PanAm Financial Corp. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, United PanAm Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of United PanAm Financial Corp.

We also consent to the reference to us under the caption “Experts” in the Prospectus constituting a part of the abovementioned Registration Statements.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California

March 7, 2006